DISTRIBUTION AGREEMENT

     THIS AGREEMENT is made and entered into as of this 14th day of March, 2002, by and among Advisors Series Trust, a Delaware business trust (the "Trust") for and on behalf of The Al Frank Fund, a separately managed series of the Trust (the "Fund"), Al Frank Asset Management, Inc., a California corporation (the "Adviser") and U.S. Growth Investments, Inc., a Minnesota corporation (the "Distributor").

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interests ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, The Al Frank Fund (the "Fund") is a separately managed series of the Trust for which the Adviser serves as the investment adviser;

     WHEREAS,   the  Trust  desires  to  retain  the  Distributor  as  principal underwriter in connection with the offering and sale of the Shares of the Fund;

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS, this Agreement has been approved by a vote of the Trust's board of trustees ("Board") and its disinterested trustees in conformity with Section 15(c) of the 1940 Act; and

     WHEREAS, the Distributor is willing to act as principal underwriter for the Fund on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Appointment of U.S. Growth Investments, Inc. as the Distributor

     The Trust hereby appoints the Distributor as its agent for the sale and distribution of Shares of the Fund, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.   Services and Duties of the Distributor

     A. The Distributor agrees to sell Shares of the Fund on a best efforts basis as agent for the Trust during the term of this Agreement, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the current prospectus, including the statement of additional information, as amended or supplemented, relating to the Fund and included in the currently effective registration statement or post-effective amendment thereto (the "Registration Statement") of the Trust under the Securities Act of 1933 (the "1933 Act") and the 1940 Act.

     B. During the continuous public offering of Shares of the Fund, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares of the Fund and will accept such orders on behalf of the Trust. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

     C. The Distributor, with the operational assistance of the Trust's transfer agent, shall make Shares available for sale and redemption through the National Securities Clearing Corporation's Fund/SERV System.

     D. In connection with all matters relating to this Agreement, the Distributor agrees to act in conformity with the Trust's Declaration of Trust and By-Laws and with the instructions of the Board and to comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal or state laws and regulations. The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically approved by the Trust and the Distributor.

     E. The Distributor agrees to cooperate with the Trust in the development of all proposed advertisements and sales literature relating to the Fund. The Distributor agrees to review all proposed advertisements and sales literature for compliance with applicable laws and regulations, and shall file with appropriate regulators those advertisements and sales literature it believes are in compliance with such laws and regulations. The Distributor agrees to furnish to the Trust any comments provided by regulators with respect to such materials and to use its best efforts to obtain the approval of the regulators to such materials.

     F. The Distributor at its sole discretion may repurchase Shares offered for sale by shareholders of the Fund. Repurchase of Shares by the Distributor shall be at the price determined in accordance with, and in the manner set forth in, the current Prospectus. At the end of each business day, the Distributor shall notify, by any appropriate means, the Trust and its transfer agent of the orders for repurchase of Shares received by the Distributor since the last report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. The Trust reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent shareholder requests for redemption of Shares.

     G. The Distributor may, in its discretion, enter into agreements with such qualified broker-dealers as it may select, in order that such broker-dealers also may sell Shares of the Fund. The form of any dealer agreement shall be mutually agreed upon and approved by the Trust and the Distributor. The Distributor may pay a portion of any applicable sales charge, or allow a discount, to a selling broker-dealer, as described in the Prospectus. The Distributor shall include in the forms of agreement with selling broker-dealers a provision for the forfeiture by them of their sales charge or discount with respect to Shares sold by them and redeemed, repurchased or tendered for redemption within seven business days after the date of confirmation of such purchases.

     H. The Distributor shall devote its best efforts to effect sales of Shares of the Fund but shall not be obligated to sell any certain number of Shares.

     I. The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of 12b-1 payments received by the Distributor, if any.

     J. The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Trust recognizes that from time to time officers and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

3.   Duties and Representations of the Trust

     A. The Trust represents that it is duly organized and in good standing under the law of its jurisdiction of organization and registered as an open-end management investment company under the 1940 Act. The Trust agrees that it will act in material conformity with its Declaration of Trust, By-Laws, its Registration Statement as may be amended from time to time and resolutions and other instructions of its Board. The Trust agrees to comply in all material respects with the 1933 Act, the 1940 Act, and all other applicable federal and state laws and regulations. The Trust represents and warrants that this Agreement has been duly authorized by all necessary action by the Trust under the 1940 Act, state law and the Trust's Declaration of Trust and By-Laws.

     B. The Trust, or its agent, shall take or cause to be taken all necessary action to register Shares of the Fund under the 1933 Act and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Trust authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

     C. The Trust represents and agrees that all Shares to be sold by it, including those offered under this Agreement, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable. The Trust further agrees that it shall have the right to suspend the sale of Shares of the Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of the Fund at any time permitted by the 1940 Act or the rules of the Securities and Exchange Commission ("SEC"). The Trust shall advise the Distributor promptly of any such determination.

     D. The Trust agrees to advise the Distributor promptly in writing:

          (i) of any material correspondence or other communication by the SEC or its staff relating to the Fund, including requests by the SEC for amendments to the Registration Statement or Prospectus;

          (ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

          (iii) of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading; and

          (iv) of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the SEC.

     E. The Trust shall file such reports and other documents as may be required under applicable federal and state laws and regulations. The Trust shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to such information.

     F. The Trust agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     G. The Trust shall fully cooperate in the efforts of the Distributor to sell and arrange for the sale of Shares and shall make available to the Distributor a statement of each computation of net asset value. In addition, the Trust shall keep the Distributor fully informed of its affairs and shall provide to the Distributor from time to time copies of all information, financial statements, and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may request. The Trust shall forward a copy of any SEC filings, including the Registration Statement, to the Distributor within one business day of any such filings. The Trust represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor.

     H. The Trust represents and warrants that its Registration Statement and any advertisements and sales literature of the Trust (excluding statements relating to the Distributor and the services it provides that are based upon written information furnished by the Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor pursuant to this Agreement shall be true and correct in all material respects.

4.   Compensation

     As compensation for the services performed and the expenses assumed by Distributor under this Agreement including, but not limited to, any commissions paid for sales of Shares, Distributor shall be entitled to the fees and expenses set forth in Exhibit A hereto (as amended from time to time and except as contemplated in Section 11.B of this Agreement), which are payable promptly after the last day of each month. Such fees and expenses shall be paid to Distributor by the Trust from Rule 12b-1 fees payable by the Fund or, if Rule 12b-1 fees are not sufficient to pay such fees and expenses, or if the Rule 12b-1 plan is discontinued, or if the Adviser otherwise determines that Rule 12b-1 fees shall not, in whole or in part, be used to pay Distributor, the Adviser shall be responsible for the payment of the amount of such fees and expenses not covered by Rule 12b-1 payments.

5.   Expenses

     A. The Trust shall bear all costs and expenses in connection with registration of the Shares with the SEC and related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of the Fund, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related advertising and sales literature, (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Fund; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Trust pursuant to Section 3(E) hereof.

     B. Except as contemplated in Section 11.B of this Agreement, the Distributor shall bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

6.   Indemnification

     A. The Trust shall indemnify, defend and hold the Distributor, and each of its present or former members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, "Losses") that the Distributor, each of its present and former members, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisement or sales literature, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Trust's obligation to indemnify the Distributor and any of the foregoing indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such advertisement or sales literature in reliance upon and in conformity with information relating to the Distributor and furnished to the Trust or its counsel by the Distributor in writing and acknowledging the purpose of its use for the purpose of, and used in, the preparation thereof. The Trust's agreement to indemnify the Distributor, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Trust being notified of such action or claim of loss brought against the Distributor, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor, or such person, unless the failure to give notice does not prejudice the Trust. Such notification shall be given by letter or by telegram addressed to the Trust's President, but the failure so to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 6(A).

     B. The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Trust and the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, the Trust will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor and them. The Trust's indemnification agreement contained in Sections 6(A) and 6(B) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of its present or former members, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or directors in connection with the issue and sale of any of the Shares.

     C. The Trust shall advance attorney's fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 6 to the maximum extent permissible under applicable law.

     D. The Distributor shall indemnify, defend and hold the Trust, and each of its present or former trustees, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all Losses that the Trust, and each of its present or former trustees, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Trust's Registration Statement or any Prospectus, as from time to time amended or supplemented, or arising out of or based upon the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, written information relating to the Distributor and furnished to the Trust or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. The Distributor's agreement to indemnify the Trust, and any of the foregoing indemnitees, is expressly conditioned upon the Distributor's being notified of any action or claim of loss brought against the Trust, and any of the foregoing indemnitees, such notification to be given by letter or telegram addressed to the Distributor's President, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust or such person unless the failure to give notice does not prejudice the Distributor, but the failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Distributor's indemnity agreement contained in this Section 6(D).

     E. The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Trust, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or in case the Trust does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Trust and the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Trust and them. The Distributor's indemnification agreement contained in Sections 6(D) and (E) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of each of its present or former directors, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issue and sale of any of the Shares.

     F. No person  shall be  obligated  to  provide  indemnification  under this
Section 6 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the NASD; provided, however, in such event indemnification shall be provided under this Section 6 to the maximum extent so permissible.

7.   Obligations of the Trust

     This Agreement is executed by and on behalf of the Trust and the obligations of the Trust hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Trust and with respect to the Fund.

8.   Governing Law

     This Agreement shall be construed in accordance with the laws of the State of Minnesota, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Minnesota, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

9.   Duration and Termination

     A. This Agreement shall become effective as of the date hereof. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board or (ii) the vote of a "majority of the outstanding voting securities" of the Fund, and provided that in either event the continuance is also approved by a majority of the Trust's Board who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     B. Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties, or (iii) upon no less than 60 days' written notice, by either the Trust through a vote of a majority of the members of the Board who are not "interested persons" of the Trust and have no direct or indirect financial interest in the operation of this Agreement or by vote of a "majority of the outstanding voting securities" of the Fund, or by the Distributor. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Trust. If required under the 1940 Act, any such amendment must be approved by the Trust's Board, including a majority of the Trust's Board who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting for the purpose of voting on such amendment. In the event that such amendment affects the Adviser, the written instrument shall also be signed by the Adviser. This Agreement will automatically terminate in the event of its assignment.

     C. Absent a written agreement between the Distributor and the Adviser to continue this Agreement, this Agreement shall terminate automatically upon the termination of the Marketing Agreement referenced in Section 11.B of this Agreement.

10.  Confidentiality

     The Distributor agrees on behalf of its employees to treat all records relative to the Trust and prior, present or potential shareholders of the Fund as confidential, and not to use such records for any purpose other than performance of the Distributor's responsibilities and duties under this Agreement, except after notification and prior approval by the Trust, which approval shall not be unreasonably withheld, and may not be withheld where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. Records and information that have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives shall not be subject to this paragraph.

     In accordance with Regulation S-P, the Distributor will not, directly or indirectly through an affiliate, disclose any non-public personal information, as defined in Regulation S-P, received from the Trust or the Fund regarding any Fund shareholder, to any person that is not affiliated with the Trust or the Fund or with the Distributor and, provided that, any such information disclosed to an affiliate of the Distributor shall be under the same limitations on non-disclosure.

11.  Miscellaneous

     A. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

     B. Reference is made to the Marketing Agreement dated as of February 1, 2001 between the Distributor and the Adviser. If the provisions of this Agreement conflict with the provisions of such Marketing Agreement, the provisions of the Marketing Agreement shall govern and supersede the provisions of this Agreement; provided, however, that no provision affecting the rights of the Trust or the Fund, or the collective duties of the Distributor and the Adviser to the Trust or the Fund as set forth in this Agreement shall in any manner be affected or altered by this provision.

12.  Notices

     Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or 3 days after sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile transmission to the other parties' respective addresses set forth below:

                  Notice to the Distributor shall be sent to:

                  U.S. Growth Investments, Inc.
                  Attn:  President
                  1550 Utica Avenue South, Suite 950
                  Minneapolis, Minnesota 55416

                  Notice to the Trust shall be sent to:

                  Advisors Series Trust
                  Attn: Jeanette Head
                  615 East Michigan Street, 2nd Floor
                  Milwaukee, Wisconsin 53202

                  Notice to the Adviser shall be sent to:

                  Al Frank Asset Management, Inc.
                  Attn: John Buckingham
                  465 Forest Ave., Suite I
                  Laguna Beach, California 92651



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

ADVISORS SERIES TRUST                         U.S. GROWTH INVESTMENTS, INC.


By:                                           By:
   -----------------------------------        ----------------------------------
Name:                                         Name:
Title:                                        Title:


AL FRANK ASSET MANAGEMENT, INC.


By:
   -----------------------------------
Name:
Title:


                                    Exhibit A
                                     to the
                             Distribution Agreement

                                  Fee Schedule
                                  Al Frank Fund

                             FRONT-END SALES CHARGES



---------------------------- ------------ --------------------- ----------------
                                           Portion of Sales     Portion of Sales
                              Front-End    Charge Reallowed     Charge Retained
For sales of Fund shares of: Sales Charge  to Selling Dealers   by Distributor
---------------------------- ------------ --------------------- ----------------
Up to $50,000                   5.50%             5.00%                .50%
---------------------------- ------------ --------------------- ----------------
$50,000 to $249,999             5.00%             4.50%                .50%
---------------------------- ------------ --------------------- ----------------
$250,000 to $499,999            4.00%             3.50%                .50%
---------------------------- ------------ --------------------- ----------------
$500,000 and over               2.00%             1.50%                .50%
---------------------------- ------------ --------------------- ----------------

The above schedule is subject to such waivers, reductions, modifications, terms and conditions as are set forth in the Fund's Prospectus and Statement of Additional Information, each as may from time to time be amended and supplemented. Pursuant to a pre-existing contractual arrangement with RBC Dain Rauscher Inc. ("Dain"), .15% of the Distributor's share of front-end sales charges is reallowed (in addition to normal reallowances) on sales made by and through Dain, and remaining .35% is retained by the Distributor.

                                 RULE 12b-1 FEES

In addition to the front-end sales charges set forth in the foregoing table, the Distributor shall receive any fees and charges paid by the Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. Currently, the Fund is obligated to pay the distributor Rule 12b-1 service fees equal to .25% per annum of the Fund's average daily net assets. Rule 12b-1 service fees are payable by the Fund to the Distrubutor on a quarterly basis.

The Distributor currently reallows such service fees to the selling dealer of record, and pays such reallowed amounts on a quarterly basis. The Distributor retains any service fees applicable to any Fund shares as to which the Distributor is the dealer of record.

Notwithstanding the foregoing, the Adviser, in its capacity as the Fund's distribution coordinator, shall be entitled to any Rule 12b-1 fees attributable to shares sold prior to the effective date of this Agreement. Sales and redemptions following the date of this Agreement, for the purpose of determining rule 12b-1 fees payable to the Adviser pursuant to this paragraph, shall be accounted for on a shareholder account-specific basis, and shares within any shareholder account that existed as of the effective date of this Agreement shall be deemed to be redeemed on a first-issued, first-redeemed basis.